UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2014, at the Annual Meeting (the “Annual Meeting”) of shareholders of Meredith Corporation (the “Company”), the shareholders of the Company approved the Meredith Corporation 2014 Stock Incentive Plan (the “Plan”) which is a program of incentives for officers, key employees, and directors of the Company, as further described below. The Plan previously had been approved, subject to shareholder approval, by the Board of Directors of the Company (the “Board of Directors”).
Summary Description of the Plan.
The following is a summary description of the material features of the Plan. The following summary description does not purport to be complete and is qualified in its entirety by and subject to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Attached as Exhibit 10.2 to this Current Report on Form 8-K is the form of the Nonqualified Stock Option Award Agreement for Employees. Attached as Exhibit 10.3 to this Current Report on Form 8-K is the form of the Nonqualified Stock Option Award Agreement for Non-Employee Directors. Attached as Exhibit 10.4 to this Current Report on Form 8-K is the form of the Restricted Stock Award Agreement for Employees. Attached as Exhibit 10.5 to this Current Report on Form 8-K is the form of the Restricted Stock Award Agreement for Non-Employee Directors. Attached as Exhibit 10.6 to this Current Report on Form 8-K is the form of the Restricted Stock Unit Award Agreement - Performance Based. Attached as Exhibit 10.7 to this Current Report on Form 8-K is the form of the Restricted Stock Unit Award Agreement - Time Vested.
Purpose of the Plan. The purpose of the Plan is to establish a program of incentives for officers, key employees, and directors of the Company which will (a) stimulate, recognize, and reward the contribution of those persons to the achievement of long-range corporate goals, (b) provide flexibility to the Company in its ability to motivate, attract and retain the services of those persons possessing a high level of managerial ability and experience upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent, and (c) to align the interests of those persons with those of the Company’s shareholders.
Shares Subject to Plan. The number of shares of common stock, $1.00 par value per share, of the Company reserved for issuance under the Plan is three million (3,000,000) shares plus the aggregate number of shares available for issuance (and not subject to outstanding awards) under the Company’s 2004 Stock Incentive Plan as of the date on which the Plan was approved by the Company’s shareholders.
The number of shares reserved for issuance will be adjusted upon a merger, reorganization, recapitalization, stock dividend or other change in the corporate structure of the Company affecting the common stock. The maximum number of options or stock appreciation shares, in the aggregate, that may be awarded to a participant during any annual period is 750,000 shares. The maximum number of shares, in the aggregate, that may be awarded to any participant as restricted stock, restricted stock units, stock equivalent units, or performance shares in any annual period is 300,000 shares.
If any award granted under the Plan terminates, expires, or lapses prior to exercise for any reason, or if shares are issued and then reacquired by the Company, any shares subject to such award or any reacquired shares shall be available for the grant of a new award under the Plan. Shares covered by an award shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a stock appreciation right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of common stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan, any shares retained by the Company pursuant to a participant’s tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan.

Administration. The Plan provides for administration by a committee of the Board of Directors consisting of two or more directors who qualify as non-employee directors. The Plan will be administered by the Compensation Committee of the Board of Directors. Among the powers granted to the committee are the authority to interpret the Plan; establish rules and regulations for its operation; select persons to receive awards; determine the size and types of awards; and determine the terms and conditions of such awards. Subject to certain conditions, the committee also has the power to amend the terms and conditions of any outstanding award.
Eligibility and Selection of Participants. All key employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to participate in this Plan. The selection of participants from eligible employees is within the discretion of the committee. The estimated number of persons who are eligible to participate in the Plan at this time is 800.
Awards under the Plan. In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the Plan. Accordingly, the Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, stock equivalent units, performance shares, and performance cash awards. The committee shall determine the nature and amount of each award.
Stock Options. The Plan authorizes the committee to grant incentive stock options, nonqualified stock options, or a combination thereof to purchase common stock.
Subject to the limitations on the number of options that may be granted under the Plan, the committee shall determine for each option its duration, the terms and conditions to which the exercise of the option is subject, the number of shares that may be purchased, and the purchase price per share upon exercise of the option. The purchase price per share may not be less than 100% of the fair market value of such share on the date the option is granted, and no option may be exercised later than the tenth anniversary date of its grant. If an option other than an incentive stock option may not be exercised due to a black-out period within the three business days prior to the normal expiration date of the option, then the expiration date of such option shall be extended for a period of 30 days following the end of the black-out period or such longer period as permitted by the committee.
The option price upon exercise may be paid in full either: (a) in cash or its equivalent; (b) by tender of previously acquired shares; (c) by a certification of ownership of such previously-acquired shares; (d) to the extent permitted by law, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and applicable withholding taxes due to the Company; (e) by having the Company retain from the option shares a number of shares of common stock having a value, determined pursuant to rules established by the committee in its discretion, equal to the option price; or (f) such other methods of payment as the committee deems appropriate. In no event shall the committee, (1) without shareholder approval, cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option, or (2) cancel any outstanding stock option with an exercise price greater than the then current fair market value of the common stock for the purpose of cashing out a stock option unless such cash-out occurs in conjunction with a change in control.
Stock Appreciation Rights (“SARs”). The Plan authorizes the committee to grant SARs, each of which would the participant to payment equal to the excess of the fair market value of a share of common stock on the exercise date of the SAR over the fair market value on the date of the grant. Payment of the SAR shall be in cash or common stock as set forth in the award. Each SAR grant will be subject to the terms and conditions the committee may impose, but no SAR may be exercised later than the tenth anniversary date of its grant. If a SAR may not be exercised due to a black-out period within the three business days prior to the normal expiration date of the SAR, then the expiration date of such SAR shall be extended for a period of 30 days following the end of the black-out period or such longer period as permitted by the committee. In no event shall the committee, (a) without shareholder approval, cancel any outstanding SAR for the purpose of reissuing the SAR to the participant at a lower exercise price or reduce the option price of an outstanding SAR, or (b) cancel any outstanding SAR with an exercise price greater than the then current fair market value of the common stock for the purpose of cashing out a SAR unless such cash-out occurs in conjunction with a change in control. The committee also may, in its sole discretion, substitute SARs which can be settled only in stock for outstanding stock options.
Restricted Stock, Restricted Stock Units, and Stock Equivalent Units. The Plan authorizes the committee to grant awards in the form of restricted stock, restricted stock units, or stock equivalent units. The committee may award or sell shares of restricted stock to participants subject to such terms, conditions, restrictions, and/or limitations, if any, as the committee deems appropriate, subject to the limitations on the number of shares of restricted stock that may be granted under the Plan.
Restricted stock units and stock equivalent units provide participants the right to receive shares of common stock at a future date subject to such terms and conditions as the committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of the units, forfeiture of the units upon termination of the participant’s employment or service as a director within specified periods, and the attainment of performance goals.
Performance Shares. The Plan authorizes the committee to grant performance shares to participants subject to such terms and conditions as the committee deems appropriate. Performance shares may be earned in whole or in part if certain goals established by the committee are achieved over a period of time designated by the committee.
Performance Cash Awards. The committee may designate the participants to whom cash incentives based on performance (“performance cash awards”) are to be awarded and determine the amount of the award and the terms and conditions of each such award. Each performance cash award shall entitle the participant to a payment in cash upon the attainment of one or more performance goals and other terms and conditions specified by the committee. Performance cash awards may include, without limitation, special long-term incentive plans or other incentive programs based upon performance contained in employment agreements between a participant and the Company.
Notwithstanding the satisfaction of any performance goals, the amount to be paid under a performance cash award may be adjusted by the committee on the basis of such further consideration as the committee, in its sole discretion, shall determine. However, the committee may not, in any event, increase the amount earned under a performance cash award upon satisfaction of any performance goal by any participant who is either the Chief Executive Officer of the Company or one of the named executive officers of the Company (“Covered Employee”) and the maximum amount earned under such an award by a Covered Employee in any fiscal year may not exceed $7,500,000. The committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a participant pursuant to a performance cash award.
Performance Goals. Awards of restricted stock, restricted stock units, stock equivalent units, performance shares, and performance cash awards may be made subject to the attainment of performance goals determined by reference to or based upon one or more business criteria within the meaning of Section 162(m) of the Code, including the following goals: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; return on invested capital; market share; or total return to stockholders (“performance criteria”). Any performance criteria may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including without limitation by the passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, (v) on a pre-tax or after-tax basis, and/or (vi) on a GAAP or non-GAAP basis. Measurement of the attainment of performance criteria may include or exclude, as specified by the committee in an award agreement, impact of charges for restructuring, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as identified in the financial statements, in the Company’s accounting records, in the notes to the financial statements, in the Management’s Discussion and Analysis of the annual report on Form 10-K, or in other Securities and Exchange Commission filings. However, unless the committee determines otherwise prior to the end of the applicable time for establishing metrics for an award, to the extent any item referenced in the preceding sentence affects any metric applicable to an award, such item shall be automatically excluded or included in determining the extent to which the metrics have been achieved depending on which produces the higher award (subject to any exercise of “negative discretion” by the committee).
Other Terms of Awards. No awards granted under the Plan shall be transferable, other than by will or the laws of descent and distribution. Further, all options and SARs granted to a participant under the Plan shall be exercisable during the participant’s lifetime only by such participant. The committee, at the time of granting an award, shall determine what effect the death, disability, retirement, or other termination of employment will have on the ability of the participant to exercise or retain the benefits of such award. Notwithstanding the foregoing, the committee, in its discretion, may permit the transferability of any award under the Plan to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions imposed by the committee. The exercise price of any award granted under the Plan may not be “repriced” or reduced after the date it is granted, and no award may be canceled for the purpose of granting a new award at a lower exercise price, without shareholder approval. In addition, any cash or equity-based incentive compensation paid to a participant under the Plan shall be subject to policies established and amended from time to time by the committee regarding the recovery of erroneously awarded compensation.
No Shareholder Rights. No participant who receives an option shall have the right of a shareholder of the Company until such participant actually acquires shares of common stock upon the exercise of an option.
Change of Control. Immediately upon a change of control of the Company (as defined in the Plan), all outstanding stock option and stock appreciation rights will become exercisable; all restrictions on restricted stock, restricted stock units, and stock equivalent units will lapse; and all performance awards will be delivered as if the performance goals had been met.
Duration of Plan, Amendment, and Termination. The Plan will continue until all shares subject to the Plan have been purchased or acquired. No award may be granted on or after November 12, 2024. The Board may amend the Plan from time to time or terminate the Plan; however, no amendment may be made without shareholder approval, if such approval is required by law, regulation, or stock exchange rule.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on November 12, 2014. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1. Election of Directors.
The Company's shareholders elected three persons nominated as Class I directors of the Company and one person nominated as a Class II director of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class I
Phillip A. Marineau	84,239,059	9,295,792	2,821,338
Elizabeth E. Tallett	83,337,614	10,197,236	2,821,338
Donald A. Baer	93,365,388	169,462	2,821,338
Class II
Donald C. Berg	93,281,839	253,011	2,821,338
* As specified on the proxy card, if no vote For or Withhold was specified, the shares were voted For the election of the named director.

Proposal 2. The Company's shareholders voted to approve, on an advisory basis, the executive compensation program for the Company's named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
83,539,178	9,346,239	649,433	2,821,338

Proposal 3. The Company's shareholders voted to approve the Meredith Corporation 2014 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
78,451,413	14,985,020	98,417	2,821,338

Proposal 4. The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company for the fiscal year ending June 30, 2015.

For	Against	Abstain	Broker Non-Votes
95,329,241	375,065	161,350	490,433

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Meredith Corporation 2014 Stock Incentive Plan
10.2	Form of the Nonqualified Stock Option Award Agreement for Employees
10.3	Form of the Nonqualified Stock Option Award Agreement for Non-Employee Directors
10.4	Form of the Restricted Stock Award Agreement for Employees
10.5	Form of the Restricted Stock Award Agreement for Non-Employee Directors
10.6	Form of the Restricted Stock Unit Award Agreement - Performance Based
10.7	Form of the Restricted Stock Unit Award Agreement - Time Vested

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser
John S. Zieser Chief Development Officer, General Counsel and Secretary

Date:	November 18, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Meredith Corporation 2014 Stock Incentive Plan
10.2	Form of the Nonqualified Stock Option Award Agreement for Employees
10.3	Form of the Nonqualified Stock Option Award Agreement for Non-Employee Directors
10.4	Form of the Restricted Stock Award Agreement for Employees
10.5	Form of the Restricted Stock Award Agreement for Non-Employee Directors
10.6	Form of the Restricted Stock Unit Award Agreement - Performance Based
10.7	Form of the Restricted Stock Unit Award Agreement - Time Vested